Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

SKYWEST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 22, 2019, SkyWest, Inc. (“SkyWest”) completed the previously announced sale of its wholly owned subsidiary ExpressJet Airlines, Inc. (“ExpressJet”). The closing of the transaction was completed in two parts, through an asset sale and stock sale, as further described below.

On January 11, 2019, pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of December 17, 2018 (the “Asset Purchase Agreement”), by and among SkyWest, ExpressJet and United Airlines, Inc. (“United”), United acquired certain specified assets and liabilities of ExpressJet, including, among other things, aircraft engines, auxiliary power units, rotable spare parts, ground support equipment and flight training equipment for $60 million in cash, subject to certain purchase price adjustments (the “Asset Sale”). Certain assets and liabilities of ExpressJet were expressly excluded from the Asset Sale.

Additionally, on January 22, 2019, pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of December 17, 2018, by and among SkyWest and ManaAir, LLC, a company in which United owns a minority interest (the “Buyer”), the Buyer acquired all of the outstanding shares of capital stock of ExpressJet from SkyWest for $16 million in cash and, subject to certain purchase price adjustments (the “Stock Sale,” and collectively with the Asset Sale, the “ExpressJet Sale”). To facilitate payment of the purchase price for the Stock Sale and to provide an initial working capital, at the closing of the Stock Sale, SkyWest Leasing, Inc., a wholly-owned subsidiary of SkyWest, loaned $26 million to Kair Enterprises, Inc., the majority owner of the Buyer.

The following pro forma consolidated financial information is based on the historical financial statements of SkyWest, Inc. and its subsidiaries (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the ExpressJet Sale.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017, assume that the ExpressJet Sale occurred at the beginning of those periods and may not be useful in predicting the Company’s future condition and operating results. The statements of operations do not include any gain or loss on the sale or costs associated with the sale of the business. The unaudited pro forma consolidated balance sheet as of September 30, 2018 is presented as if the ExpressJet Sale had occurred as of that date.

The unaudited pro forma consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. ExpressJet significantly reduced the number of aircraft operating under its flying agreements with Delta Air Lines and United Airlines during the periods presented. The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the dates stated above. The pro forma adjustments are described in the notes to the pro forma financial statements.

The unaudited pro forma consolidated financial information should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and unaudited interim financial statements and related MD&A included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

SKYWEST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments ExpressJet		Pro Forma Statement of Operations
OPERATING REVENUES:
Flying agreements	$2,377,659	$(444,943	)(a)	$1,932,716
Airport customer service and other	40,531	—		40,531
Total operating revenues	2,418,190	(444,943)		1,973,247
OPERATING EXPENSES:
Salaries, wages and benefits	901,775	(258,008	)(a)	643,767
Aircraft maintenance, materials and repairs	423,665	(112,285	)(a)	311,380
Depreciation and amortization	246,386	(30,044	)(a)	216,342
Aircraft rentals	119,015	(6,052	)(a)	112,963
Aircraft fuel	87,208	(30	)(a)	87,178
Airport-related expenses	80,852	(2,857	)(a)	77,995
Other operating expenses	206,511	(45,808	)(a)	160,703
Total operating expenses	2,065,412	(455,084)		1,610,328
OPERATING INCOME	352,778	10,141		362,919

OTHER INCOME (EXPENSE):
Interest income	5,692	—		5,692
Interest expense	(86,485)	2,264	(a)	(84,221)
Other, net	3,470	10,125	(a)	13,595
Total other expense, net	(77,323)	12,389		(64,934)
INCOME BEFORE INCOME TAXES	275,455	22,530		297,985
PROVISION FOR INCOME TAXES	62,189	9,146	(b)	71,335
NET INCOME	$213,266	$13,384		$226,650

BASIC EARNINGS PER SHARE	$4.10	$0.26		$4.36
DILUTED EARNINGS PER SHARE	$4.03	$0.25		$4.28
Weighted average common shares:
Basic	52,002	—		52,002
Diluted	52,976	—		52,976

COMPREHENSIVE INCOME:
Net income	$213,266	$13,384		$226,650
Net unrealized appreciation on marketable securities, net of taxes	32	—		32
TOTAL COMPREHENSIVE INCOME	$213,298	$13,384		$226,682

SKYWEST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except per share amounts)

	Historical (see Note 1)	Pro Forma Adjustments ExpressJet		Pro Forma Statement of Operations
OPERATING REVENUES:
Flying agreements	$3,078,297	$(790,283	)(a)	$2,288,014
Airport customer service and other	44,295	—		44,295
Total operating revenues	3,122,592	(790,283)		2,332,309
OPERATING EXPENSES:
Salaries, wages and benefits	1,192,067	(431,507	)(a)	760,560
Aircraft maintenance, materials and repairs	579,463	(199,115	)(a)	380,348
Depreciation and amortization	292,768	(51,982	)(a)	240,786
Aircraft rentals	215,807	(34,428	)(a)	181,379
Aircraft fuel	85,136	(932	)(a)	84,204
Airport-related expenses	118,374	(19,131	)(a)	99,243
Other operating expenses	250,778	(81,589	)(a)	169,189
Total operating expenses	2,734,393	(818,684)		1,915,709
OPERATING INCOME	388,199	28,401		416,600

OTHER INCOME (EXPENSE):
Interest income	4,509	—		4,509
Interest expense	(104,925)	4,127	(a)	(100,798)
Other, net	400	—		400
Total other expense, net	(100,016)	4,127		(95,889)
INCOME BEFORE INCOME TAXES	288,183	32,528		320,711
PROVISION (BENEFIT) FOR INCOME TAXES	(140,724)	38,247	(b)	(102,477)
NET INCOME	$428,907	$(5,719)		$423,188

BASIC EARNINGS PER SHARE	$8.28	$(0.11)		$8.17
DILUTED EARNINGS PER SHARE	$8.08	$(0.11)		$7.97
Weighted average common shares:
Basic	51,804	—		51,804
Diluted	53,100	—		53,100

COMPREHENSIVE INCOME:
Net income	$428,907	$(5,719)		$423,188
Net unrealized appreciation on marketable securities, net of taxes	21	—		21
TOTAL COMPREHENSIVE INCOME	$428,928	$(5,719)		$423,209

SKYWEST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

(In thousands)

ASSETS

		Pro Forma
(unaudited)	Historical	Adjustments ExpressJet		Pro Forma Balance Sheet
CURRENT ASSETS:
Cash and cash equivalents	$324,561	$36,241	(c)	$360,802
Marketable securities	380,242	—		380,242
Income tax receivable	18,118	—		18,118
Receivables, net	62,233	19,544	(d)	81,777
Inventories, net	124,037	(26,996	)(e)	97,041
Prepaid aircraft rents	89,839	—		89,839
Other current assets	53,042	(3,850	)(e)	49,192
Total current assets	1,052,072	24,939		1,077,011

PROPERTY AND EQUIPMENT:
Aircraft and rotable spares	6,229,941	(93,192	)(e)	6,136,749
Deposits on aircraft	27,579	—		27,579
Buildings and ground equipment	297,862	(29,865	)(e)	267,997
	6,555,382	(123,057)		6,432,325
Less-accumulated depreciation and amortization	(1,680,115)	77,846	(e)	(1,602,269)
Total property and equipment, net	4,875,267	(45,211)		4,830,056

OTHER ASSETS:
Long-term prepaid assets	189,357	—		189,357
Other assets	68,164	1,530	(d)	69,694
Total other assets	257,521	1,530		259,051
Total assets	$6,184,860	$(18,742)		$6,166,118

SKYWEST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

LIABILITIES AND STOCKHOLDERS’ EQUITY

		Pro Forma
(unaudited)	Historical	Adjustments ExpressJet		Pro Forma Balance Sheet
CURRENT LIABILITIES:
Current maturities of long-term debt	$357,327	$—		$357,327
Accounts payable	320,432	(20,217	)(e)	300,215
Accrued salaries, wages and benefits	150,881	(30,479	)(e)	120,402
Taxes other than income taxes	21,618	(2,774	)(e)	18,844
Other current liabilities	63,187	(10,254	)(e)	52,933
Total current liabilities	913,445	(63,724)		849,721

LONG-TERM DEBT, net of current maturities	2,751,722	—		2,751,722

DEFERRED INCOME TAXES PAYABLE	493,562	14,662	(f)	508,224

DEFERRED AIRCRAFT CREDITS	34,580	—		34,580

OTHER LONG-TERM LIABILITIES	62,678	(16,110	)(e)	46,568

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000,000 shares authorized; none issued	—	—		—
Common stock, no par value, 120,000,000 shares authorized; 81,239,194	688,168	—		688,168
Retained earnings	1,714,621	46,430	(g)	1,761,051
Treasury stock, at cost, 29,310,836	(473,898)	—		(473,898)
Accumulated other comprehensive loss	(18)	—		(18)
Total stockholders’ equity	1,928,873	46,430		1,975,303
Total liabilities and stockholders’ equity	$6,184,860	$(18,742)		$6,166,118

SKYWEST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements give effect to the pro forma adjustments necessary to reflect the ExpressJet Assets Sale and Stock Sale as if the ExpressJet Sale occurred at the beginning of the periods presented in the pro forma statements of operations and as of September 30, 2018 in the pro forma balance sheet.

2.    PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(a)         Reduction of revenue and expenses associated with the ExpressJet Asset Sale and Stock Sale.

(b)         Provision for income taxes based on the statutory income tax rates for ExpressJet.

(c)          Estimated total proceeds received for the ExpressJet Assets and Stock Sale of $50 million in cash, net of ExpressJet’s cash balance included in the Stock Sale and the amount loaned to Kair Enterprises, Inc.

(d)         Estimated total note receivable for the ExpressJet Stock Sale of $26 million, of which $20 million is included in receivables, net, and $6 million is reflected in long-term other assets. The pro forma adjustment also reflects ExpressJet’s receivables included in the Stock Sale.

(e)          Elimination of assets and liabilities associated with the ExpressJet Asset Sale or Stock Sale.

(f)           Estimated income taxes payable on estimated gain on the ExpressJet Assets and Stock Sale, reflected as an addition to the Company’s deferred income taxes payable as of September 30, 2018.

(g)          Estimated after-tax gain on the ExpressJet Assets and Stock Sale, reflected as an addition to the Company’s retained earnings as of September 30, 2018.